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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of The CHALONE Wine Group, Ltd. and further agree that this Agreement shall be included as an Exhibit to such joint filings.

         The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

         In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 29 day of January, 1997.

                                 GHA 1 HOLDINGS, INC., successor to
                                 RCH 1 HOLDINGS, INC.


                                 By: /s/ Phyllis S. Hojel
                                     ------------------------------
                                     Phyllis S. Hojel
                                     President and Secretary


                                 GHA 1 HOLDINGS, INC., successor to
                                 LHZ 1 HOLDINGS, INC.


                                 By: /s/ Phyllis S. Hojel
                                     ------------------------------
                                     Phyllis S. Hojel
                                     President and Secretary





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                                 GHA 1 HOLDINGS, INC., successor to
                                 MAH 1 HOLDINGS, INC.


                                 By: /s/ Phyllis S. Hojel
                                     ------------------------------
                                     Phyllis S. Hojel
                                     President and Secretary


                                 GHA 1 HOLDINGS, INC.


                                 By: /s/ Phyllis S. Hojel
                                     ------------------------------
                                     Phyllis S. Hojel
                                     President and Secretary

                                 SFI INTERMEDIATE LTD.

                                 By: GHA 1 HOLDINGS, INC.
                                     General Partner


                                     By:    /s/ Phyllis S. Hojel
                                            -----------------------
                                            Phyllis S. Hojel
                                            President and Secretary



                                 /s/ Phyllis S. Hojel
                                 ----------------------------------
                                 Phyllis S. Hojel





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